UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 2)

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Filed by a Party other than the Registrant   ☐

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☐  Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material Pursuant Sec.240.14a-12

MEDIA SCIENCES INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDIA SCIENCES INTERNATIONAL, INC.

8 Allerman Road

Oakland, New Jersey 07436

AMENDMENT TO PROXY STATEMENT

To the shareholders of Media Sciences International, Inc.:

Media Sciences International, Inc.’s proxy statement, filed with the Securities and Exchange Commission on January 10, 2008, is hereby amended to correct a scrivener’s error, as Mr. Levin does not serve on the company’s compensation committee and has not since January 2005. Mr. Levin’s biography is restated in its entirely as follows (deletions from the original text are marked by strikethroughs).

Michael W. Levin, Chief Executive Officer, President and Chairman of the Board:

Michael W. Levin has served as our Chief Executive Officer, President and Chairman of the Board since June 18, 1998. ~~Mr. Levin serves on the compensation committee.~~ Before June 1998, he had served as President, Treasurer, Secretary and Chairman of Media Sciences’ predecessor, Cadapult Graphic Systems Inc. (“CGSI”) since 1987, when he founded CGSI while attending Lehigh University. He is responsible for a senior management team as well as merger and acquisition activity and corporate finance. In 2002, Mr. Levin was recognized in Business News New Jersey’s annual “40 under 40” issue, which profiles the state’s outstanding business leaders under the age of 40. He also was selected as the honorary annual fundraising chairman for the Children’s Cancer Research Fund of New York Medical College in 1999. In 1987, Mr. Levin graduated summa cum laude from Lehigh University, receiving a Bachelor of Science Degree in Mechanical Engineering.